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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT

         This Agreement is made and entered into this 12th day of December, 1999, by and between Hotel Reservations Network, Inc. ("COMPANY") and Jack Rubin ("EMPLOYEE").

         The following recitals are true and constitute the basis for this
Agreement:

         A. Company desires to establish its right to the services of Employee in the capacity described below and on terms and conditions hereinafter set forth, and Employee is willing to accept such employment on those same terms and conditions; and

         B. Ancillary to this Agreement and as a condition to Company entering into this Agreement, Company and Employee have agreed to enter into a Noncompetition, Nonsolicitation and Confidentiality Agreement of even date herewith.

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and Company have agreed and do hereby agree as follows:

         1. TERM. This Agreement shall remain in effect for one (1) year from the Effective Date and shall be automatically and repeatedly renewed for successive one (1) year periods thereafter (the "TERM"), unless sooner terminated in accordance with the provisions of Section 4 of this Agreement, or unless either party shall give a written notice of non-automatic renewal to the other prior to the last 30 days of any such annual period, which notice shall not be effective prior to the end of the then current term. The Effective Date shall be the first date of employment hereunder and shall be mutually agreed to by the parties and shall in no event be more that 30 days after the date of this Agreement.

         2. POSITION AND RESPONSIBILITIES. Company agrees to employ Employee as Chief Financial and Strategic Officer, and Employee accepts and agrees to such employment. During Employee's employment with Company, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with Company, Employee shall report directly to the Chief Executive Officer. Employee shall have such powers and duties with respect to Company as may reasonably be assigned to Employee by the Chief Executive Officer, to the extent consistent with Employee's position and status. Employee agrees to devote all of Employee's working time, attention and efforts to Company and to perform the duties of Employee's position in accordance with Company's policies as in effect from time to time.

         3. COMPENSATION. As compensation for all services to be performed by Employee under this Agreement during the Term, Company shall compensate Employee as follows:

              A. SALARY. During the Term, Company shall pay to Employee an annual base salary of $180,000 (the "BASE SALARY"), payable in equal biweekly installments payable in arrears or in accordance with Company's payroll practice as in effect from time to time. The Base Salary shall be reviewed by the Company annually for appropriate increases; any such increases shall be in the sole discretion of the Company. For all purposes under this Agreement, the term Base Salary shall refer to Base Salary, including adjustments thereto, if any, as may be made from time to time.

              B. DISCRETIONARY BONUS. During the Term, Employee shall be eligible to receive discretionary annual bonuses on the same basis as peer employees of Company.

              C. STOCK OPTION. In consideration of Employee's entering into this Agreement and as an inducement to join Company, Employee shall be granted under Company's 1999 Stock Option Plan


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(the "PLAN"), an incentive or non-qualified stock option (the "OPTION"), as the case may be, to purchase an aggregate of 100,000 shares of Company's Class A common stock, par value $0.01 per share (the "COMMON STOCK"). The date of grant of the Option shall be the date on which the Common Stock is first offered to the public pursuant to an effective registration statement. The exercise price of the Option shall be at the per share price at which the Common Stock is first offered to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission. The Option shall vest and become exercisable over a four (4) year term, with twenty-five percent (25%) or 25,000 shares of the Option becoming exercisable on the first anniversary of the Effective Date and an additional 1/36th of the 75,000 share balance of the Option becoming exercisable on the first day of each month during the Term, commencing on January 1, 2001. In the event of a Change of Control (as such term is defined in the Plan), in addition to any options that have already vested, there also shall be vested, at the time of such Change in Control, fifty percent (50%) of then unvested options referred to above. The Option shall expire upon the earlier to occur of (x) ten (10) years from the Effective Date or (y) except as otherwise provided in the Stock Option Award Agreement to be entered into by and between Employee and Company, ninety (90) days following the termination of Employee's employment with Company for any reason.

              D. BENEFITS AND PERQUISITES. During the Term, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by Company on the same basis as that provided to other senior executives of Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits during the Term: (a) paid vacation during each year of the Term in accordance with the policies of Company in effect from time to time and
(b) reimbursement of all reasonable and necessary expenses incurred by Employee in performing Employee's duties for Company, on the same basis as similarly situated employees and in accordance with Company's policies as in effect from time to time.

         4.   TERMINATION OF EMPLOYEES EMPLOYMENT.

              A. DEATH. In the event Employee's employment hereunder is terminated by reason of Employee's death, Company shall pay Employee's designated beneficiary or beneficiaries, within thirty (30) days of Employee's death in a lump sum in cash, Employee's Base Salary through the end of the month in which death occurs and any Accrued Obligations (as defined below). As used in this Agreement, the term "ACCRUED OBLIGATIONS" shall mean the sum of (i) any portion of Employee's Base Salary through the date of death or termination of employment for any reason, as the case may be, which has not yet been paid and
(ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

              B. DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness ("DISABILITY"), Employee shall have been absent from the full-time performance of Employee's duties with Company for a period of two
(2) consecutive months and, within thirty (30) days after written notice is provided to Employee by the Company in accordance with Section 6 of this Agreement, Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with Company due to Disability, Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by Company. Upon termination of Employee's employment due to Disability, Company shall pay Employee within thirty (30) days of such termination (i) Employee's Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by Company and
(ii) any Accrued Obligations.


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              C.   TERMINATION FOR CAUSE. Company may terminate Employee's
employment under this Agreement for Cause (as defined below) at any time prior to the expiration of the Term. As used herein, "CAUSE" shall mean (i) the conviction of Employee for the commission of any misdemeanor involving fraud, misappropriation or embezzlement or the plea of guilty or nolo contendere to, or indictment for, the commission of any felony offense by Employee; (ii) a material breach by Employee of a fiduciary duty owed to Company; (iii) a material breach by Employee of any of the covenants made by Employee under the terms of this Agreement, that certain Noncompetition, Nonsolicitation and Confidentiality Agreement of even date herewith by and between Employee and Company or the Company's policies and procedures; or (iv) the willful and gross neglect by Employee of the material duties required by this Agreement .

         As to any item which forms the basis of a Company determination of "Cause" which are subject to correction or cure, Employee shall be given 10 days written notice of such basis. Such notice shall contain reasonable detail concerning the basis of a determination that Cause for termination exists. If the basis for a Cause determination is subject to correction, elimination, or cure by Employee, then Employee shall have 10 days following such written notice to cure the basis for the Cause determination. If such cure is successful, then the Company shall not have Cause for termination as to the cured item. Provided, however, that the Company shall not be required to provide an additional 10 day notice and cure opportunity as to any item which is substantially identical to a previously cured item which was the subject of an earlier written notice under this paragraph. In the event of Employee's termination for Cause, this Agreement shall terminate without further obligation by Company, except for the payment of any Accrued Obligations.

              D. TERMINATION OTHER THAN FOR DEATH, DISABILITY OR CAUSE-SEVERANCE. If Employee's employment is terminated by Company for any reason other than Employee's death, for Disability or Cause during the Term, or by notice of non-automatic renewal under Section 1, above, then Company shall provide Employee with the following:

                   (i) if Company shall have consummated an initial public
              offering of its Common Stock as of Employee's termination date, then upon such termination not less than 25,000 shares of the above-referenced Options shall be vested (it being understood that more than 25,000 may have become vested under the option agreements if the termination occurs beyond the first anniversary of the Effective Date); or

                   (ii) if Company shall not have consummated an initial public offering of its Common Stock as of Employee's termination date, Company shall pay Employee the then current Base Salary for a period of one (1) year after Employee's termination date payable over the year following such termination. The amount of any severance payments to be received by Employee under this Section 4D(ii) shall be reduced by the amount of salary received by Employee from any other employer.

The obligations of Company to Employee under this Section 4D are conditioned upon Employee signing a release of claims in the form of Exhibit "A" attached hereto (the "RELEASE") within twenty-eight (28) days of the date on which notice of termination is given and upon such Release remaining in full force and effect thereafter. The severance payment under Section 4D(ii) will be in the form of salary continuation, payable in accordance with the normal payroll practices of Company and will begin at Company's next regular payroll period following the effective date of the Release, but shall be retroactive to the date of such termination. In the event of Employee's termination for other than Employee's Death, for Disability or Cause after the first twelve (12) months of the Term, this Agreement shall terminate


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 without further obligation by Company, except for
the payment of any Accrued Obligations (which shall be paid within 30 days of termination).

              E. NOTICE OF TERMINATION. Any termination by Company pursuant to Section 4B, 4C or 4D shall be communicated by a Notice of Termination (as defined below). For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by Company shall be effective without such Notice of Termination.

         5. SOLE AGREEMENT. Other than with respect to the Noncompetition, Nonsolicitation and Confidentiality Agreement to be entered into by and between Employee and Company, Employee hereby acknowledges the termination of any and all employment or consulting agreements between him and Company not expressly set forth herein, and any affiliates of Company, and releases Company and all affiliates of Company from any and all obligations that it or they might otherwise have had to Employee under any employment or consulting agreement between Company or any affiliates of Company and Employee, including, but not by way of limitation, any obligations of Company or its affiliates to pay Employee accrued but unpaid compensation of any sort whatsoever.

         6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested, telecopy or hand delivery acknowledged in writing by the recipient personally and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery or telecopy to the respective persons named below:

              If to Company:           Hotel Reservations Network, Inc.
                                       8140 Walnut Hill Lane
                                       Suite 800
                                       Dallas, TX  75231
                                       Attention: Chief Executive Officer
                                       Telecopy: 214.265.0974

              If to Employee:          Jack Rubin
                                       6602 Forestshire
                                       Dallas, TX  75230
                                       Telecopy: ___.___.____


         7. ASSIGNMENT. This Agreement may not be assigned or transferred by the Employee, in whole or in part, without the prior written consent of Company, and any assignment in violation of this Section shall be void. Company shall have the right to assign this Agreement and any of its rights hereunder to any of its affiliates or as a part of a sale or transfer of the stock, assets or business of Company or any substantial portion thereof.

         8. INTERPRETATION; SEVERABILITY OF INVALID PROVISIONS. All rights and restrictions contained hereunder may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. The existence of any claim by Employee against Company, whether predicated on this Agreement or


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otherwise, shall not constitute a defense to enforcement by Company of any or all such provisions or covenants.

         9. RELIEF. The parties acknowledge that a breach or threatened breach of any of the terms of this Agreement by Employee would result in material and irreparable damage and injury to Company, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Employees's breach or threatened breach of any of the terms hereunder. Company's right to an injunction will not prohibit Company from pursuing other remedies, including the recovery of damages.

         10. AGREEMENT BINDING. This Agreement shall inure to the benefit of Company and its successors, assignees and designees and shall be binding upon Employee and Employee's heirs, executors, administrators and personal representatives.

         11. NONWAIVER. No failure on the part of either Employee or Company to exercise, and no delay by either Employee or Company in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either Employee or Company preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either Employee or Company of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         12. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the Employee and the Chief Executive Officer of Company.

         13. GOVERNING LAW. The validity and effect of this Agreement shall be construed under, governed by and enforced in accordance with the laws of the State of Texas, without regard to the choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

         14. NO CONFLICTING AGREEMENT. Employee represents and warrants that he is not party to any agreement, contract or understanding which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

         15. WITHHOLDING. Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee under this Agreement, as may be required from time to time by applicable law, governmental regulation or order.


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         16.  ARBITRATION.

              (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement, shall be referred to and solely and finally resolved by arbitration. The place of arbitration shall be Dallas, Texas or such other location as the parties may agree in writing. The arbitration tribunal shall consist of three arbitrators. The parties shall each nominate one arbitrator and the third arbitrator shall be appointed, all in accordance with the Rules (as defined below). The parties hereby renounce all recourse to litigation and agree
(i) that no reference shall be made to any court on a point of law and (ii) that the award of the arbitration tribunal shall be final and subject to no judicial review. The arbitration tribunal shall conduct the proceedings in accordance with the arbitration rules of the American Arbitration Association (the "RULES), which Rules are deemed to be incorporated by reference to this clause. The arbitration tribunal shall decide the issues submitted to them in accordance with (A) the language and commercial purposes of this Agreement, and (B) what is just and equitable under the circumstances, provided that all substantive questions of law shall be determined under the laws of the State of Texas.

              (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitration tribunal for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitration tribunal to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules, or by the arbitration tribunal, for submission of evidence or briefs.

              (c) Judgment on the award of the arbitration tribunal may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties or as otherwise determined by the tribunal. Each party shall be solely responsible for its own attorneys fees incurred in connection with the arbitration.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one instrument.

         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Employee has executed this Agreement, as of the date first written above.


HOTEL RESERVATIONS NETWORK, INC.                  EMPLOYEE

By:
   -------------------------------------          -----------------------------
   David Litman, Chief Executive Officer          Jack Rubin


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                                   EXHIBIT "A"

                                RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with the terms of the Employment Agreement dated as of December __, 1999 (as amended and in effect from time to time, the "EMPLOYMENT AGREEMENT") between Hotel Reservations Network, Inc. ("COMPANY"), and me, I, on my own behalf and on behalf of my personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge Company and each of its respective affiliates and all of their respective past and present officers, directors, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all of others connected with any of its employees, agents, representatives, successors and assigns and all others connected with any of them (all collectively, the "RELEASED PARTIES"), both individually and in their official capacities, from any and all rights, liabilities, claims, demands, and causes of action of any type (collectively, "CLAIMS") which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state, foreign or local employment law, regulation or other requirement (including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by Company, each as amended from time to time); provided, however, that the foregoing release shall not apply to any right explicitly set forth in the Employment Agreement to special payments and benefits to be provided in connection with the termination of my employment.

         In signing this Release of Claims, I acknowledge that I have had at least 21 days from the date of notice of termination of my employment to consider the terms of this Release of Claims and that such time has been sufficient; that I am encouraged by Company to seek the advice of an attorney prior to signing this Release of Claims; and I am signing this Release of Claims voluntarily and with a full understanding of its terms.

         I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

         Intending to be legally bound, I have signed this Release of Claims as of the date first written above.

Signature:
          --------------------------------
                   Jack Rubin

Date Signed:
            ------------------------------


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